Exhibit 10.29

200,000 sq ft.

LEASE AGREEMENT

LEASE AGREEMENT ENTERED INTO BY AND BETWEEN BBVA BANCOMER SERVICIOS, S.A. AS TRUSTEE OF “SUBMETRÓPOLI DE TIJUANA” TRUST, REPRESENTED HEREIN BY MS. BERTHA LETICIA DEL RÍO MARTÍNEZ (HEREINAFTER REFERRED TO AS “LESSOR”), AND DJ ORTHOPEDICS DE MÉXICO, S.A. DE C.V., REPRESENTED HEREIN BY MR. JUAN JOSE LOPEZ BOJORQUEZ HEREINAFTER REFERRED TO AS “LESSEE”), PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES:

RECITALS:

1.             LESSOR, through its representative, hereby states:

1.1.          That her principal is a Mexican banking institution duly organized in accordance with the laws of the United Mexican States.

1.2.          That under public instrument number 112,091 dated September 18, 1975, granted before Mr. Mario Monroy Estrada, Notary Public Number 31 for Mexico City, which was recorded at the Public Registry of Property and Commerce for the city of Tijuana, Baja California, Mexico, under record number 39,965 page 242 of Volume 123 of the First Section, it was formalized in public instrument the Trust called “Submetrópoli de Tijuana”.

1.3.          That under public instrument number 3,705 dated June 17, 1997, granted before Mr. Gabriel Moreno Lozano, then Notary Public Number 7 for the city of Tijuana, Baja California, Mexico, recorded at the Public Registry of Property and Commerce of Tijuana, Baja California, Mexico, under record number 5’110,624, Civil Section, dated July 7, 1997, it was granted the trustee substitution of “Submetrópoli de Tijuana” Trust, under which LESSOR was designated a trustee of aforementioned trust, and received all the patrimony of the trust which included among others the real estate property subject matter hereof.

1.4.          That it is duly represented herein by Ms. Bertha Leticia Del Río Martínez, who has full power and authority to execute this Agreement on its behalf, as evidenced by the public instrument attached hereto as Exhibit “A”. Furthermore, Ms. Bertha Leticia Del Río Martínez hereby represents that such authority has not been limited nor revoked in any manner whatsoever.

1.5.          That under official letter number SD-616/03 dated September 8, 2003, issued by the Direction of Urban Administration of the City of Tijuana, which was recorded at the Public Registry of Property and Commerce of Tijuana, under record number 5’335,178, Civil Section, dated September 1st, 2003, it was authorized the subdivision of Lot 2-T3 of “Colonia El Florido” of the city of Tijuana, Baja California, into several plots of land among which the subject matter hereof was included.

1.6.          That it wishes to enter into this lease agreement subject to the terms and conditions herein set forth in order to lease to LESSEE the LEASED PREMISES, as such term is hereinafter defined, being part of such LEASED PREMISES the following tracks of land that resulted from the subdivision of Lot 2-T3 of “Colonia El Florido” of the city of Tijuana, Baja California:

1.6.1.       Fraction 2-TX of “Colonia El Florido” of the city of Tijuana, Baja California, Mexico, with a surface area of 14,918.565 square meters;

1.6.2.       Fraction 2-TY of “Colonia El Florido” of the city of Tijuana, Baja California, Mexico, with a surface area of 13,993.406 square meters; and

1.6.3.       Fraction 2-TZ of “Colonia El Florido” of the city of Tijuana, Baja California, Mexico, with a surface area of 14,055.144 square meters.

Above mentioned tracks of land will be hereinafter jointly referred to as the “Lots”. A drawing that describes the Lots and their metes and bounds and the Expansion Area is attached hereto as Exhibit “B”.

1.7.          That it intents to construct certain improvements over the Lots, consisting of an industrial facility with an approximate construction area of 200,000 (two hundred thousand) square feet (hereinafter the “Industrial Facility”). Such Industrial Facility and the Lots are herein jointly referred to as the “LEASED PREMISES”. The preliminary drawings, specifications and work schedule of the Industrial Facility that will form part of the “LEASED PREMISES” are attached hereto as Exhibit “C”.

2.             LESSEE, through its representative, hereby states:

2.1.          It is a corporation duly incorporated under the laws of the United Mexican States, as evidenced in public instrument number 4,565 of volume 65 dated November 21st, 1994, granted before Notary Public Number 2 for the city of Tecate, Baja California, Mexico, which was recorded at the Public Registry of Property and Commerce of Tijuana, Baja California, under record number 5017824, Commerce Section.

2.2.          That it is duly represented herein by Mr. Juan Jose Lopez Bojorquez, who has full power and authority to execute this Agreement on its behalf, as evidenced by the public instrument attached hereto as Exhibit “D”. Furthermore, Juan Jose Lopez Bojorquez hereby represents that such authority has not been limited nor revoked in any manner whatsoever.

2.3.          That prior to the execution hereof it invited LESSOR to participate in its request of an industrial building made under Bid Number 90301-1.

2.4.          That the winner of its request for an industrial building made under Bid Number 90301-1, was LESSOR. A copy of the Bid requirements is attached hereto as Exhibit “E”.

2.5.          That it wishes to execute this agreement in accordance with the terms and conditions herein set forth.

Having stated the foregoing, the parties hereto agree to the following:

C L A U S E S:

FIRST.                   LEASE.

Subject to the terms and conditions herein set forth, the LESSOR hereby leases to LESSEE and LESSEE hereby leases from LESSOR the LEASED PREMISES, which are integrated by the plots of land known as Fractions “2-TY”, “2-TZ” and “2-TX” which resulted from the subdivision of Lot 2-T3 of “Colonia El Florido” of the city of Tijuana, Baja California, which are described in Exhibit “B” hereof, and by the Industrial Facility to be constructed thereon by LESSOR pursuant to this Agreement.

SECOND.              QUIET ENJOYMENT.

2.1.          Subject to the timely performance of each and all of LESSEE’s obligations hereunder, LESSOR guarantees that LESSEE shall have the quiet enjoyment of the LEASED PREMISES without hindrance, ejection or molestation by LESSOR.

2.2.          This lease shall survive any foreclosure of any lien or any mortgage of LESSOR and any default in payment of any such lien or mortgage shall in no way prejudice the terms of this Lease or any extensions thereof.

2.3.          LESSEE acknowledges that a set of protective covenants have been established as mandatory and legally binding on all occupants and tenants of the development that the LEASED PREMISES form part. Such restrictive covenants are attached to this lease as Exhibit “F” and LESSEE declares to know them and accept to their binding nature.

THIRD.                  PERMITS.

LESSOR agrees to obtain and pay for the corresponding construction permits and licenses required to construct the Industrial Facility and improvements which will form part of the LEASED PREMISES, subject matter hereof.

FOURTH.              IMPROVEMENTS.

4.1.          The LESSOR, at it’s own cost and expense shall construct the LEASED PREMISES in compliance with all general construction laws, ordinances, regulations and other governmental authorizations applicable within the City of Tijuana, Baja California, Mexico, and shall perform all work, furnish all materials, and obtain all permits necessary to bring the LEASED PREMISES into compliance with requirements of the Lease, in accordance with the Final Drawings, Specifications, Schedule of Work and Construction Terms to be prepared based on the preliminary and general specifications attached hereto as Exhibit “C” and LESSEE’s Bid 90301-1 requirements attached hereto as Exhibit “E”.

4.2.          For the preparation of the Final Drawings, Specifications, Schedule of Work and Construction Terms, the parties, prior to the execution hereof, have begun to follow this schedule:

4.2.1.       On January 19, 2004, an initial draft of drawings and designs for construction of the Industrial Facility (the “Architectural Project”), will be delivered to LESSEE;

4.2.2.       By January 27, 2004, LESSEE shall review and, in its case, approve the Architectural Project; within eight (8) calendar days after LESSEE receives such final architectural project, informing LESSOR thereof.

4.3.          Once the Final Drawings, Specifications, Schedule of Work and Construction Terms have been completed and accepted by the parties, as set forth herein, all documents relative thereto shall be included in Exhibit “C” hereof, and shall form an integral part of this Lease Agreement.

4.4.          As agreed by the parties and will be established in the Final Specifications, Schedule of Work and Construction Terms, LESSOR shall diligently complete the Industrial Facility to be constructed on the LEASED PREMISES in order that LESSEE may occupy such Industrial Facility pursuant to the following preliminary schedule:

4.4.1.       Preferential Occupancy. Understood as such date when LESSOR advises LESSEE, that LESSEE may begin to initiate the installation of machinery or equipment within the warehouse area of the Industrial Facility, as defined in Exhibit “C”. The parties agree that the Industrial Facility will be ready for LESSEE’s Preferential Occupancy on or before the expiration of a twenty eight (28) week term as from the date on which LESSOR begins the construction of the Industrial Facility after it has concluded the grading, compaction and leveling of the Lots.

4.4.2.       Final Occupancy. Understood as such date when LESSOR advises LESSEE, that LESSEE commence to possess the LEASED PREMISES as lessee subject only to punch list items which may be completed by

LESSOR within a fifteen (15) calendar day term.The Industrial Facility will be ready for LESSEE’s final occupancy on or before the expiration of a thirty six (36) week term as from the date on which LESSOR begins the construction of the Industrial Facility after it has concluded the grading, compaction and leveling of the Lots.

4.5.          LESSOR will proceed diligently with construction and completion of the LEASED PREMISES and deliver LESSEE the LEASED PREMISES for its Final Occupancy, no later than August 14, 2004, (“Commencement Date”) as the same may be extended pursuant to paragraphs 4.6, 4.8 of this Clause and the other applicable provisions of this Lease and its exhibits.

4.6.          If LESSEE requests any change(s) in the Architectural Project and any such requested changes are approved by LESSOR, which approval shall not be unreasonably withheld, conditioned or delayed, LESSOR shall advise LESSEE (prior to the commencement of any constructions changes to the Architectural Project) of any costs and/or delays. LESSOR shall not be obligated to carry out such requested changes unless it has received in advance full payment of the cost of same.

4.7.          If LESSEE shall enter the LEASED PREMISES during the Preferential Occupancy Period, LESSEE shall obtain proper insurance against any potential risks and liabilities for injury to its authorized personnel, employees or contractors and damages to property or equipment installed by LESSEE, therefore any ingress by LESSEE or its authorized personnel, employees or contractors during the Preferential Occupancy Period shall be at their own risk. LESSOR shall be responsible for any injury in regards to its own personnel, employees or contractors or for any loss or damage caused by any negligent act or omissions of LESSOR, its contractors, licensees, agents, invitees or employees during such Preferential Occupancy Period.

4.8.          The LESSOR during the Preferential Occupancy Period it expressly waives any and all rights to receive rents from LESSEE, therefore LESSEE will not be obligated to pay rent as per this Lease Agreement during the Preferential Occupancy Period.

4.9.          The parties agree that the Date of Final Occupancy shall be extended for a term equivalent to delays attributable to LESSEE or LESSEE’s contractors or subcontractors, weather, acts of God or force majure. Delays considered attributable to the weather shall be jointly determined between the parties and duly recorded in the Construction Log. Should a representative of LESSEE not be present when there is a delay due to weather, then LESSOR’s Construction Supervisor shall record the reason for such delay.

4.10.        The LESSEE, at its own expense and with the prior written approval of the LESSOR, may add new improvements and may alter, extend, improve or add to any of the improvements and buildings now or hereafter on the LEASED

PREMISES, provided that such alterations, extensions, improvements and additions do not adversely affect the structural strength of the Industrial Facility or improvements on the LEASED PREMISES, or reduce the fair market value of the LEASED PREMISES immediately prior thereto; and provided further that said alterations are effected with diligence, in a good and workman-like manner, and in accordance with all applicable laws, ordinances, regulations and governmental practices. LESSOR’s written approval shall not be required in the event any such improvements do not exceed the amount of $25,000.00US Cy., (TWENTY FIVE THOUSAND DOLLARS 00/100 US Cy.), provided the same do not affect the structure of the Industrial Facility.

4.11.        Notwithstanding the foregoing and unless otherwise agreed in writing by LESSOR, LESSEE at the termination of this Lease shall return the Leased Premises in the same conditions as received, except for normal ware and tear; additionally LESSEE hereby expressly waives any right that it may have to request LESSOR for the payment of any compensation for LESSEE’s improvements specifically waiving LESSEE any and all right that it might have under article 2297 of the Civil Code for the State of Baja California.

4.12.        LESSEE shall indemnify and hold harmless the LESSOR from all claims, liens, damages and costs resulting from or arising out of the LESSEE’s acts, omissions or lack of performance of any of its obligations filed or initiated by LESSEE’s contractors, employees, workers, agents, representatives or principals or by the “Instituto Mexicano del Seguro Social (IMSS)”, Tax authorities, or the “Fondo Nacional de la Vivienda para los Trabajadores (INFONAVIT)”, resulting from any claim, demand or obligation incurred by such personnel during the installation of improvements and related activities at the LEASED PREMISES during the Preferential Occupancy Period and up to the Commencement Date hereof and in such other periods on which LESSEE carries out any leasehold improvement, provided, however, LESSOR must notify LESSEE in writing of any such claims, liens or demands, within 48 hours from receipt thereof for this indemnity to apply, so that LESSEE may file a defense in respect of any such claim, lien or demand.

4.13.        The LESSOR shall indemnify and hold harmless the LESSEE from all claims, liens, damages and costs resulting from or arising out of the LESSOR’S acts, omissions or lack of performance of any of its obligations filed or initiated by LESSOR’S contractors, employees, workers, agents representatives or principals or by the “Instituto Mexicano del Seguro Social (“IMSS”), Tax Authorities, or the Fondo Nacional de Vivienda para los Trabajadores (“INFONAVIT”), resulting from any claim, demand or obligation incurred by such personnel during the construction of the LEASED PREMISES and up to the Commencement Date hereof, provided, however, LESSEE must notify LESSOR in writing of any such claims, liens or demands, within 48 hours from receipt thereof for this indemnity to apply, so that LESSOR may file a defense in respect of any such claim, lien or demand.

FIFTH.                   USE OF THE LEASED PREMISES.

5.1.          The purpose for which the LESSEE shall use the LEASED PREMISES shall be: general office, warehouse, light manufacturing, storage, services, repair, engineering, sales, product demonstration, training of customers and employees, ancillary storage, parking of cars and all other uses incidental and related to a manufacturing, warehouse and office facility, and for no other purposes without the written consent of the LESSOR. LESSEE may not use the LEASED PREMISES for any other purposes without LESSOR’s prior written authorization.

5.2.          During the Term of this Lease, the LESSEE shall not do or permit anything to be done in the LEASED PREMISES which shall in any way conflict with any laws, statutes, ordinances, Park Restrictions or governmental rules.

5.3.          The Park Restrictions are attached hereto and incorporated into this Lease by reference as Exhibit “F”.

5.4.          The LESSOR represents and warrants that the LEASED PREMISES is located in an area authorized for light industrial manufacturing purposes as evidenced with the documentation attached hereto as Exhibit “G”.

SIXTH.                  LEASE TERM.

6.1.          Effectiveness. This Lease will be in effect as of its date of execution.

6.2.          Lease Term. This Lease will remain in effect until the expiration of a ten (10) year term (the “Lease Term”, or the “Term of this Lease”) as of the Final Occupancy Date, or August 14, 2004, whichever happens first (hereinafter the “Rent Commencement Date”).

6.3.          Renewal Options. Subject to the terms and conditions of Clause Twenty Fourth hereof, LESSEE shall have an option to extend the Term of this Lease for two (2) terms of five (5) years each.

SEVENTH.            RENTAL AND TERMS AND CONDITIONS OF PAYMENT.

7.1.          For the first twelve months of the Lease Term, and starting as from the Rent Commencement Date, the LESSEE agrees to pay without demand and the LESSOR agrees to accept as the full rental for the LEASED PREMISES, the amount of U.S.$0.393 Dollars (point three nine three Dollars U.S. Cy.) plus the corresponding Value Added Tax per square foot of the total area of the Industrial Facility (200,000.00 square feet), per month, for a total of US$78,600.00 Dollars (Seventy Eight Thousand Six Hundred dollars 00/100 U.S. Cy.) plus the corresponding Value Added Tax (hereinafter the “Initial Rent”). The parties acknowledge that the total area may vary, in which case, the monthly total of the rental price shall be adjusted accordingly.

7.2.          The LESSEE shall pay the Value Added Tax which may be applicable to the monthly lease payments, and the LESSOR shall issue the corresponding invoice therefore, containing all requirements of Fiscal Law.

7.3.          Such amount of the Initial Rent will in effect for a term of twelve months as of the Rent Commencement Date. The Initial Rent will be increase every twelve month period as of the expiration of the twelfth month starting on the Rent Commencement Date, and the increase will be of 3.0% (Three) compounded for each twelve (12) month period.

7.4.          The above monthly installments may be paid by the LESSEE in U.S. Dollars or in Mexican currency, at the average rate of exchange in effect on the date of payment, for the purchase of U.S. Dollars offered by BBVA Bancomer, S.A., in Tijuana, Baja California, México. All lease payments shall be made in advance during the first five days of each month during the term hereof at LESSOR’s address, which is located at Paseo de los Héroes #9188, Piso 5, Edificio Rodeo, Zona Río, Tijuana, Baja California, Mexico, or at any other address that from time to time the LESSOR indicates.

7.5.          If the Rent Commencement date of this Lease is a day other than the first day of a calendar month, the amount of the first monthly rental payment shall be that pro rata portion of the monthly rental payment which is equal to the pro rata portion of the first calendar month that the LEASED PREMISES were occupied by the LESSEE; and the amount of the final rental payment hereunder shall be that pro rata portion of the then monthly rental payment which is equal to the pro rata portion of the last calendar month during which this Lease shall be in effect.

7.6.          In the event LESSEE does not pay the rent within the five (5) day term as set forth above, LESSEE shall pay LESSOR late payment interests at the rate of 2% (Two Percent) monthly. Such interest shall continue to accrue until such time payment has been effected by LESSEE.

7.7.          LESSEE hereby agrees not to withhold nor compensate rental payments. Therefore LESSEE will timely pay under the agreed terms all rental and other payments that correspond to LESSOR as well as all other payments required to be effected by LESSEE.

7.8.          As part of the consideration for the execution hereof by LESSOR, LESSEE covenants and agrees to timely and fully comply with each and all of its obligations hereunder.

EIGHTH.                TAXES AND UTILITIES.

8.1.          LESSOR guarantees to LESSEE that the connections and infrastructure required by the LESSEE to contract for telephone, electricity, water and sewer, including all connections and the installation of one 750 KVA transformer and one 300 KVA transformer, for a total of 1,050 KVA’S of electricity at 13,200 volts, and any other capacities and installations required under Bid Number 90301-1, attached hereto as Exhibit “E”, will be installed and available on site at the LEASED PREMISES on the Final Occupancy Date or on the Commencement Date hereof, to enable the LESSEE to contract such public services, provided it timely pays the hook up and capacity fees that may correspond from the perimeter of the LEASED PREMISES. The parties agree that the LESSOR shall provide all infrastructure and connections up to the building of the LEASED PREMISES and the LESSEE shall be responsible and liable for payment in a timely manner of all hook-up and capacity fees that may correspond for such services from the perimeter of the LEASED PREMISES.

8.2.          LESSEE shall, as of the Rent Commencement Date and during the Term of this Lease, timely pay all electrical service charges, water and sewer charges, telephone charges and other public utilities available for the LEASED PREMISES.

8.3.          LESSEE shall provide evidence of payment of such utilities at the request of LESSOR.

NINTH.                  ASSIGNMENT – SUBLEASING.

LESSEE shall not transfer, mortgage, pledge or otherwise encumber this Lease, nor any interest herein, without the prior written consent of LESSOR, which consent will not be withheld unreasonably, LESSEE shall have the right to sublease all or a portion of the LEASED PREMISES or to assign this Lease with the prior written consent of the LESSOR, but any such subletting or assignment shall not relieve LESSEE nor LESSEE’s Guarantor of their obligations hereunder especially those pertaining to the payment of rentals and those warranted by the Guaranty attached hereto as Exhibit “H”.

TENTH.                     MAINTENANCE AND REPAIRS.

10.1.        LESSOR will only be responsible for the structural integrity of the building, including foundations, floor, structure, roof, exterior walls, exterior paved areas, underground utilities and storm drainage system.

10.2.        LESSOR warranties for a one year period, as of the Rent Commencement Date, all basic building components and for the lease term the roof membrane. It is agreed and understood by the LESSEE that, except in the cases set forth herein below, none of its employees, contractors, dependents or representatives may access the roof for any work whatsoever without the prior written authorization of the LESSOR. The only cases on which LESSEE will be authorized to access the roof, without LESSOR’s prior written authorization, will be in case of an emergency to prevent further damage to the LEASED PREMISES, products, equipment and lost of lives, and in those other cases required for the maintenance of the roof equipment such as air conditioning and air injection systems.

10.3.        LESSOR will not be responsible for repair needed as a result of the improper use or negligent acts of LESSEE, its employees, agents or visitors.

10.4.        LESSEE shall be responsible for all maintenance and repair tasks and works, including those of preventive maintenance and for repair of all the building components and exterior areas, including preventive maintenance of those items mentioned in paragraph 10.1 above, that the LEASED PREMISES may require.

10.5.        LESSEE shall keep and maintain the LEASED PREMISES clean and free from trash, debris and pollutants.

10.6.        LESSOR and LESSEE covenant and agree that if any of them fail to comply with their maintenance and repair obligations pursuant to paragraphs 10.1 and 10.4 above, the other party shall have the right to perform the obligations of the other pursuant to the terms of Clause Seventeenth hereof.

ELEVENTH.          INSURANCE.

11.1.        As of the Rent Commencement Date and throughout the Lease Term, the LESSOR shall insure the LEASED PREMISES against loss or damage caused by fire, lightning, all risks included within an extended coverage endorsement (cobertura de extension de cubierta), all risks included within a hydro meteorological phenomenon endorsement (fenomenos hidrometereologicos), earthquake and volcanic eruption, debris removal and all other casualties covered by an Extended Coverage Insurance Policy, in the amount of the full insurable value of US$5’300,000.00 Dollars (expressed in Dollars, Currency of the United States of America, but payable in Mexican Currency) of the LEASED PREMISES, buildings and improvements thereon, including the foundation and excavation thereof.

11.2.        Aforementioned insurance policy shall include insurance against risks such as: fire, lightning, explosion, hurricane and wind damage, hail, airplane and other vehicles, smoke, earthquakes, strikes, riots, civil disorders, vandalism, acts of war (declared or undeclared), acts of terrorism, falling of trees, volcanic eruption, mud avalanche, rain flooding, removal of debris, and rental interruption insurance to cover rents payable during the time in which any of above casualties occur. The rental interruption insurance shall cover a period of twelve (12) months, and shall be renewed annually.

11.3.        The insurance required to be provided by the LESSOR under this Clause shall be purchased by the LESSOR on an annual basis during the Term of this Lease. The amount of the premium payable of such insurance shall be reimbursed to the LESSOR by the LESSEE upon LESSOR’s request.

11.4.        The LESSEE at its sole cost and expense, shall insure the contents, and at its sole cost and expense, shall maintain general public liability insurance against claims for personal injury, death or property damage upon, in or about, such insurance to afford protection to the limit of not less than US$1,000,000.00 (One Million Dollars currency of the United States of America).

11.5.        It is agreed and understood by the parties that for the securing of the above insurance policies, LESSEE may use its umbrella coverage, provided that LESSOR be designated as beneficiary. Should LESSEE elect to provide insurance under its umbrella coverage, it shall notify in advance LESSOR and provide evidence thereof.

TWELFTH.           DESTRUCTION.

12.1.        In case of damage to or destruction of the Industrial Facility or improvements on the LEASED PREMISES for causes not attributable to LESSEE, LESSOR will promptly, and with the insurance proceeds, make such repairs, restoration or rebuilding to the extent that is necessary to provide the LESSEE with premises possessing equal utility, design and construction to that which existed prior to such damage or destruction; and this Lease shall remain in full force and effect during the time such repairs, restoration or rebuilding are/is being effected, provided, however, that during such restoration or repair period, in its case, rental payments will be paid through the above mentioned rental interruption insurance. To the extent that such rental interruption insurance does not cover the rental payments, the rent would be equitably abated during such restoration or repair period.

12.2.        In the event that such repairs, restoration or rebuilding cannot be accomplished within four (4) months after occurrence of the damage or destruction, in accordance with a reasonable estimate from LESSOR, either party may, terminate this Lease through written notice to the other party served within the term of 15 (fifteen) calendar as of the date on which LESSOR issued LESSEE a notice in the sense that such repairs and or reconstruction can not be accomplished within such four (4) month term.

12.3.        However, if fifty-percent (50%) or more of the replacement cost of the Industrial Facility or improvements on the LEASED PREMISES are damaged or destroyed during the last year of (1) the original Lease Term or (2) any extension of the original Lease Term; and if LESSEE shall not exercise any right of extending the Lease Terms then in effect, LESSOR may elect to terminate this Lease by written notice delivered to the LESSEE within thirty (30) days of such damage.

THIRTEENTH.                     EXPROPRIATION

13.1.        In the event the whole of the LEASED PREMISES is taken by expropriation for any public or quasi-public use or purpose, during the Lease Term, this lease shall terminate and conclude on the date that the possession is taken by the expropriator.

13.2.        In the event of termination of the Lease because of such taking(s) or expropriations, the award shall be divided between the LESSOR and the LESSEE in accordance with their respective interests on the LEASED PREMISES according to the terms of this agreement. For purposes of determining LESSEE’s interests, LESSEE shall keep accurate records of improvements it effects to or within the LEASED PREMISES. In addition thereto LESSEE, on its own behalf, may begin any legal action, any claims to which it may be entitled because of such taking, such as: moving expenses, fixture losses and special damages

FOURTEENTH.    SURRENDER

14.1.        LESSEE shall, on the last day of the Term of this Lease or its extension or upon earlier termination, surrender and deliver the LEASED PREMISES into the possession and use of the LESSOR without delay, in good order, condition and repair, except for normal wear and tear due to normal use and the passage of time. For purpose hereof, the parties shall, within a term of one (1) month prior to the end of the Lease Term, effect a joint inspection in order to determine the conditions of the LEASED PREMISES.

14.2.        All signs, inscriptions, canopies and installations of like nature made by LESSEE shall be removed at or prior to the expiration of the term of this Lease.

14.3.        All furniture, trade fixtures and business equipment installed by LESSEE may be removed by LESSEE at any time during or at the end of the term and the LESSEE shall, at its own expense, repair all damage resulting from the installation or removal thereof.

14.4.        In the event LESSEE does not remove timely its improvements, machinery or equipment, LESSOR will have the option to: (1) remove LESSEE properties on LESSEE’s account; or (2) that such properties remain for the benefit of the LEASED PREMISES without causing the payment of a consideration.

FIFTEENTH.                         HOLDOVER

The LESSEE shall at the termination of the Lease by lapse of time or otherwise, yield up immediate possession of the LEASED PREMISES to LESSOR , and failing to do so will pay as liquidated damages starting as of the termination hereof and for the whole time such possession is withheld thereafter, the price of then current rent plus 100% (one hundred) percent of the same, but the provisions of this Clause shall not be held as a waiver by LESSOR of any right of reentry as herein set forth; nor shall the receipt of said payment or any part thereof, or any act in apparent affirmation of tenancy, operate as waiver of the right of LESSOR to recover the LEASED PREMISES.

SIXTEENTH.                        LESSOR’S RIGHT TO PERFORM LESSEE’S COVENANTS

16.1.      If LESSEE shall at any time fail to perform any one or more of its agreements made in this Lease, LESSOR, after ten days written notice to LESSEE (or without notice in the case of an emergency) and without waiving or releasing LESSEE from any obligation of LESSEE contained in this Lease, may but shall be under no obligation to perform any act on LESSEE’s part to be performed as provided in this Lease, and may enter upon the LEASED PREMISES for that purpose and take all such actions thereon as may be necessary therefore. All sums, paid by LESSOR and all costs and expenses incurred by LESSOR in connection with the performance of any such obligation of LESSEE, shall be payable by LESSEE to LESSOR on demand.

16.2.        In addition to any other right or remedies hereunder or under applicable law, the untimely payment or reimbursement by LESSEE of any amount owed or required to be reimbursed hereunder shall cause late payment interests at a rate of 24% (twenty four percent) annually, which interests shall continue to accrue until such time payment and/or reimbursement has been effected by LESSEE.

SEVENTEENTH.                        LESSEE’S RIGHT TO PERFORM LESSOR’S COVENANTS

17.1.        If LESSOR shall at any time fail to perform any one or more of its agreements made in this Lease, LESSEE, after ten days written notice to LESSOR (or without notice in the case of an emergency) and without waiving or releasing LESSOR from any obligation of LESSOR contained in this Lease, may but shall be under no obligation to perform any act on LESSOR’s part to be performed as provided in this Lease, and may take all such actions thereon as may be necessary therefore. All sums paid by LESSEE and all costs and expenses incurred by LESSEE in connection with the performance of any such obligations of LESSOR, shall be payable by LESSOR to LESSEE on demand.

17.2.        In addition to any other right or remedies hereunder or under applicable law, the untimely payment or reimbursement by LESSOR of any amount owed or required to be reimbursed hereunder shall cause late payment interests at a rate of 24% (twenty four percent) annually, which interests shall continue to accrue until such time payment and/or reimbursement has been effected by LESSOR.

EIGHTEENTH.                     ENTRY ON LEASE PREMISES BY LESSOR

18.1.        LESSEE shall permit LESSOR and its authorized representatives to enter the LEASED PREMISES at all reasonable times for the purpose of inspecting the same and performing any work therein that may be required of it or that may be necessary by reason of LESSEE’s failure to make repair or perform such work or to commence the same after ten days written notice from LESSOR.

18.2.        Nothing herein shall imply any duty upon the part of LESSOR to do any such work and performance thereof by LESSOR shall not constitute a waiver of LESSEE’s default in failing to perform the same.

18.3.        LESSOR shall have the right to enter the LEASED PREMISES at all reasonable times during usual business hours for the purpose of showing the same to prospective purchasers or renters of the LEASED PREMISES at any time within six months prior to the expiration of this Lease.

18.4.        The LESSOR shall exercise its authority under this provision in such a way as to minimize interference with the business operations of the LESSEE.

NINETEENTH.                     GUARANTIES

19.1.        LESSOR hereby acknowledges to have received from LESSEE as deposit, the amount of US$259,380.00 Dollars (Two Hundred Fifty Nine Thousand Three Hundred and Eighty 00/100 DOLLARS U.S. Cy.) in order to guarantee LESSEE’s obligations hereunder, which in part shall be applied towards the entire first three (3) months of rental payments (said portion will include the corresponding IVA tax). LESSEE shall have the obligation, within ten (10) working days after the termination of the lease and the delivery of possession of the LEASED PREMISES to LESSOR, to deliver evidence of payment of all utilities, and completion of any and all repairs and clean up of the LEASED PREMISES.

19.2.        Likewise, the LESSEE shall obtain and deliver to the LESSOR, to the satisfaction of LESSOR at the execution hereof an unqualified guarantee from D.J. ORTHOPEDICS, LLC. as to LESSEE’s obligations hereunder, including but not limited to rental payments. Such guaranty shall be under the terms of the form of “Guaranty of Lease” which is attached hereto as Exhibit “H”.

TWENTIETH.                      SUBORDINATION.

20.1.        LESSEE agrees, at the request of LESSOR, to subordinate this lease (including any extensions) to any mortgage or security interest placed upon the LEASED

PREMISES, provided that the holder agrees not to disturb the possession and other rights of LESSEE under this lease so long as LESSEE continues to perform its obligation hereunder and in the event of acquisition of title by said holder through foreclosure proceedings or otherwise, to accept LESSEE as tenant of the LEASED PREMISES and to perform the LESSOR’s obligations hereunder and LESSEE agrees to recognize such holder or any other person acquiring title to the LEASED PREMISES. LESSEE and LESSOR agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained herein.

20.2.        LESSEE and its Guarantor D.J. ORTHOPEDICS, LLC. represent and warrant to LESSOR that LESSEE’s Guarantor D.J. ORTHOPEDICS, LLC. is a subject of credit with US financial institutions. LESSEE and LESSEE’s Guarantor D.J. ORTHOPEDICS, LLC. shall provide LESSOR, upon LESSOR’s request and as reasonably required, all financial information and documentation that may be required to enable LESSOR to secure financing with this Lease Agreement.

20.3.        LESSEE as of the date of execution hereof hereby waives the right of first refusal referred to under Article 2321 of the Civil Code for the State of Baja California. Furthermore, LESSEE hereby agrees that LESSOR is entitled to freely, convey, assign or otherwise transfer title to the LEASED PREMISED.

TWENTY FIRST.                EARLY TERMINATION.

21.1.        The occurrence of any of the following events shall allow LESSOR to terminate this Lease immediately, through the issuance to LESSEE of a simple written notice:

21.1.1.     The lack of payment by LESSEE of two or more consecutive monthly rental payments or the failure by LESSEE to make any other payment required to be made by LESSEE when due;

21.1.2.     The failure by LESSEE to observe or perform on timely basis any of the covenants, conditions or provisions of this Lease when such default shall continue for thirty (30) days after notice thereof from LESSOR to LESSEE, or, in the case of a default which cannot with due diligence be cured within thirty (30) days, LESSEE fails to commence such cure promptly within such thirty (30) day period and thereafter diligently prosecute such cure to completion;

21.1.3.     The making of any general arrangement or any general assignment by LESSEE or D.J. ORTHOPEDICS, LLC. for the benefit of their creditors;

21.1.4.     If a term of ninety (90) calendar days has elapsed after the filing by or against LESSEE or its guarantor D.J. ORTHOPEDICS, LLC. of a petition to have LESSEE or D.J. ORTHOPEDICS, LLC. adjudged insolvent, or a petition of reorganization or arrangement under any law relating to insolvency if such petition is not dismissed within such ninety (90) calendar days term;

21.1.5.     The appointment of a trustee or receiver to take possession of all or substantially all of LESSEE’s or its guarantor D.J. ORTHOPEDICS, LLC. assets;

21.1.6.     The attachment, execution or other judicial seizure of all or substantially all of LESSEE’s or D.J. ORTHOPEDICS, LLC. assets;

21.1.7.     That LESSEE or D.J. ORTHOPEDICS, LLC. declare in writing their inability to pay their debts;

21.1.8.     If LESSEE uses the LEASED PREMISES for uses other than those which have been approved by LESSOR;

21.1.9.     If LESSEE suspends its activities for any reason or abandons or vacates the LEASED PREMISES for any reason whatsoever for more than a month. In such event LESSOR may take possession of the LEASED PREMISES 15 (fifteen) calendar days after it issues the termination notice. For such purposes LESSOR is hereby authorized by LESSEE to request competent authority under a “Jurisdicción Voluntaria” action to return possession of the LEASED PREMISES in the understanding that LESSEE hereby waives any right to be notified. This procedure is in addition to any other action that LESSOR may have.

21.1.10.   That LESSEE be subject to a labor strike, duly sanction by the competent labor authority;

21.1.11.   If LESSEE fails to comply with any law or regulations.

21.2.        In the event this Lease is terminated by LESSOR pursuant to paragraph 21.1 above, LESSEE shall pay LESSOR as conventional penalty for such early termination, an amount equivalent to the sum of all monthly rental payments (based on the then current monthly rent) for the remaining period of the Lease Term, and in its case for the remaining of the renewal term.

21.3.        LESSOR shall in no event be charged with default in any of its obligations hereunder unless and until LESSOR shall have failed to perform such obligations within thirty (30) days after written notice to LESSOR by LESSEE, specifically describing such failure.

TWENTY SECOND.           INDEMNIFICATION

With regard to the LEASED PREMISES, LESSOR agrees to indemnify, defend and save LESSEE harmless from any claims for personal injury or property damage which may be made against the LESSEE during the Lease Term, and which arise out of the negligence or tortuous conduct of the LESSOR, its servants, employees, agents, assignees, representatives, licenses or invitees; and LESSEE agrees to indemnify, defend and save LESSOR harmless from any claims for personal injury or property damage which may be made against the LESSOR during the Lease Term, and which arise out the negligence or tortuous conduct of the LESSEE, its servants, employees, agents, assignees, representatives, licensees or invitees.

TWENTY THIRD.               ENVIRONMENTAL.

23.1.        LESSOR acknowledges that LESSEE may use hazardous materials, as defined in applicable legislation, and LESSEE agrees to use any such materials in accordance with such applicable legislation; accordingly, LESSEE agrees that during the term of this Agreement LESSEE shall maintain the LEASED PREMISES environmentally clean and that there shall be neither soil nor ground water contamination which would constitute a violation to applicable environmental laws and regulations. In addition, at the time of delivery of the LEASED PREMISES to LESSOR, the LEASED PREMISES will be free from any environmental liability, and that there shall be neither soil nor ground water contamination which would constitute a violation to applicable environmental laws and regulations. In the event that during the term of this Agreement or when LESSEE delivers possession of the LEASED PREMISES to LESSOR, the LEASED PREMISES, any surrounding soil, underground or underground waters present any type of contamination, LESSEE hereby agrees and binds itself to clean and restore the LEASED PREMISES or such contaminated, soil, underground or underground waters, thus releasing and holding LESSOR harmless with respect to any obligation, fine, sanction or liability towards third parties, which derives from such contamination.

23.2.        The parties hereto agree that 30 (thirty) days prior to the scheduled termination of this Lease or at the time it is early terminated, LESSEE shall carry out an environmental study over the LEASED PREMISES through an expert third party, in order to determine if there is any soil or ground water contamination or any other environmental condition on or affecting the LEASED PREMISES. If as a result of such environmental study, the LEASED PREMISES are determined to be contaminated by any actions of LESSEE, its employees, agents, contractors or any other party acting for LESSEE, LESSEE shall clean-up whatever contamination exists over the LEASED PREMISES in order for the LEASED PREMISES to comply with the specifications indicated to LESSOR by the expert in charge of affecting the environmental study over the LEASED PREMISES.

23.3.        Furthermore, LESSEE hereby agrees to maintain at all times LESSOR harmless and free of any environmental liability that may arise from any act or omission caused by the LESSEE, his employees, representatives, directives, contractors, subcontractors, or guests on the LEASED PREMISES during the term of this Lease.

23.4.        LESSOR warrants to LESSEE that the LEASED PREMISES does not contain hazardous waste in violation of the Laws of Mexico or any Mexican competent agency or authority. LESSOR shall indemnify and hold LESSEE harmless from any and all liabilities, costs and expenses which may result from the presence of hazardous waste on or in the surface soils of the LEASED PREMISES on or from such premises, which predates LESSEE’s occupancy of such LEASED PREMISES, whether now known or discovered at a later date.

TWENTY FOURTH.           RENEWAL OF LEASE.

24.1.        LESSEE shall have an option to extend the Term of this Lease for two (2) additional terms of five (5) years, each. The option shall be exercised at the sole discretion of the LESSEE in writing, and said writing shall be delivered to LESSOR at least six (6) months prior to the expiration of the then current Lease Term. Unless otherwise agreed in writing by LESSOR, LESSEE’s option to extend the lease term is subject to the condition that LESSEE fully and timely complies with each and all of its obligations hereunder.

24.2.        It is agreed and understood by the LESSEE that in the event the Term of this Lease is renewed, the Guaranty granted pursuant to Exhibit “H” hereof in favor of LESSOR shall continue to be in full force and effect during the extension periods.

24.3.        All renewal options five year terms will have the same economics of the initial term and will be exercisable at the lesser of fair market value or the prior year’s rent plus rental escalation at 3% (three percent) annually.

TWENTY FIFTH.                OPTION TO LEASE THE ADJACENT PREMISES AND RIGHT OF FIRST REFUSAL.

25.1.        LESSOR hereby grants LESSEE the exclusive right and option to lease an industrial building to be constructed on the property adjacent to the LEASED PREMISES which is described in Exhibit “B” attached hereto (hereinafter the “Expansion Area”). The terms and conditions of the Lease Agreement to be entered by the parties over the industrial building to be constructed on the Expansion Area, in its case, shall be similar to those contained herein and the monthly rental price per square foot of such building, shall be equal to the then current rental price per square foot of the LEASED PREMISES, in the understanding that such rental price shall be increased every twelve month period as provided for under paragraph 7.3 of Clause Seventh hereof.

25.2.        In the event the parties enter into a Lease Agreement for the industrial building to be constructed on the Expansion Area during the initial 10 (ten) year term of this Lease, such initial 10 (ten) year term of this Lease shall reinitiate as of the date of execution of the Lease Agreement for the industrial facility to be constructed on the Expansion Area, in order that both Leases concurrently end upon the termination of such 10 (ten) year term or of its renewals.

25.3.        The industrial building to be constructed on the Expansion Area shall be constructed by LESSOR with similar or identical specifications or materials to those used for the construction of the industrial building of the LEASED PREMISES, unless otherwise agreed in writing by the parties.

25.4.        The option to lease the industrial building to be constructed on the Expansion Area shall be in effect for a term that will expire two (2) years after the Rent Commencement Date, at no cost to LESSEE. Once the term to exercise the above mentioned option to rent has expired, subject to the provisions of paragraph 25.2 above, and for a one (1) year period after the expiration of the option to lease the Expansion Area, the LESSEE will have a right of first refusal to lease the Expansion Area, provided LESSEE does not breach any of its covenants hereunder or defaults any or all of its obligations. LESSEE’s breach of any of its covenants hereunder or default of any or all of its obligations, shall automatically revoke and terminate the effectiveness of the option to lease the Expansion Area and of the right of first refusal.

25.5.        LESSEE shall have the option to extend the term of the lease agreement for the industrial building to be constructed on the Expansion Area in the same form as set forth in Clause Twenty Fourth hereof for the LEASED PREMISES.

TWENTY SIXTH.               RECORDING.

26.1.        LESSOR and LESSEE covenant and agree that in order to comply with applicable legislation, they will jointly carry out all necessary procedures in order to record this Lease Agreement with the corresponding Public Registry of Property and Commerce prior to the LESSEE’s occupancy of the LEASED PREMISES. The corresponding fees of the Public Registry of Property and Commerce for the recording of this Lease shall be paid by LESSEE.

26.2.        It is agreed and understood by the parties that such procedures will be jointly carried out by LESSOR and LESSEE without involving LESSEE’s Guarantor, since the guaranty granted by such company is subject to a foreign jurisdiction.

TWENTY SEVENTH.         NOTICES.

Whenever it shall be necessary or desirable for either of the parties to serve any notice of demand upon the other party pursuant to the provisions of this agreement, such notice or demand shall be served personally, or by registered or certified mail, return receipt requested, sent to the addressees set forth hereunder, until otherwise directed in writing by the party which wishes to change its address.

LESSOR:        Paseo de los Héroes #9188, Piso 5, Edificio Rodeo, Zona Rio, Tijuana, Baja California, Mexico,

LESSEE:         Bulevar Insurgentes 316695-1, Delegación La Presa, Tijuana, Baja California, Mexico.

TWENTY EIGHTH.             ENTIRE AGREEMENT

28.1.        This agreement and its Exhibits contain all the agreements and conditions between the parties. Therefore, the parties hereto agree that with the execution of this agreement, any prior agreements have been duly fulfilled and complied with, except as expressly set forth hereunder.

28.2.        If any term, covenant, condition, or provision of this lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction, to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this lease, or the application thereof to any person or circumstance, shall remain in full force end effect.

TWENTY NINTH.               AMENDMENTS.

This agreement may not be modified orally or in any other form other than under written agreement signed by the parties authorized representatives.

THIRTIETH.                         EXHIBITS.

The documents that are attached hereto as exhibits form and integral part of this Lease Agreement, and are described as follows:

EXHIBIT	DESCRIPTION

A	Power of Attorney of LESSOR’s representative.
B	Drawing that describes the Lots and the Expansion Area.
C	Preliminary drawings, specifications and work schedule of the Industrial Facility.
D	Power of Attorney of LESSEE’s representative.
E	LESSEE’s Bid 90301-1 requirements.
F	Regulations of Parque Industrial El Florido.
G	Official Documentation pertaining to the light industrial manufacturing zoning of the LEASED PREMISES.
H	Guaranty of Lease.

THIRTY FIRST.                  GOVERNING LAW AND JURISDICTION.

In the event of any controversy derived from this Agreement, the parties expressly submit themselves to the applicable laws in the State of Baja California, United Mexican States. Likewise, they submit themselves to the jurisdiction of the competent courts of the City of Tijuana, Baja California, Mexico, expressly waiving any other forum they might otherwise have by reason of their present or future domiciles or any other reason whatsoever.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement on December 10, 2003, before the witnesses who also sign the same.

“LESSOR” BBVA BANCOMER SERVICIOS, S.A. AS TRUSTEE OF “SUBMETRÓPOLI DE TIJUANA” TRUST

/s/ Bertha Leticia Del Rio Martínez
BERTHA LETICIA DEL RIO MARTÍNEZ

“LESSSEE”
DJ ORTHOPEDICS DE MÉXICO, S.A. DE C.V.

/s/ Juan Jose Lopez Bojorquez
JUAN JOSE LOPEZ BOJORQUEZ

WITNESSES

/s/ [Illegible]
Name:	Name: